Exhibit 10.59

                     CONSULTING SERVICES AGREEMENT AMENDMENT

THIS AGREEMENT (the "Amendment") is made as of October 15, 2002 (the "Effective Date")

BETWEEN: J. Erik Mustad, an individual, of 154 Bret Harte Road, San Rafael, California, U.S.A. 94901 ("Consultant")

AND: Moving Bytes Inc. (formerly E*Comnetrix Inc. "ECOM"), a company duly formed under the Canada Business Corporations Act, having its offices located at 14th Floor Commerce Place, 400 Burrard St., Vancouver, B.C. Canada V6C 3G2, ("MBYT")

WITNESSES THAT WHEREAS:

A. Consultant and MBYT entered into a consulting services agreement effective as of March 1, 2002, (the "Agreement"); and

B. The parties wish to amend the Agreement subject to the following terms and conditions;

NOW THEREFORE, in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

Amendments

1. Section 2.1of the Agreement is hereby deleted in its entirety and substituted as follows:

     Commencing the Effective Date and for the first ten (10) months of the Initial Term of this Agreement, except as provided for under Section 5.2 herein, in consideration for the services provided by Mustad, MBYT will pay Mustad Six Thousand US dollars (US$6,000) per month, payable on the first day of each month, except if, subsequent to the Effective Date, MBYT shall receive gross equity or equity like financing in a minimum amount of Two Million US dollars (US$2,000,000) (the "Financing"), then MBYT will pay Mustad Nine Thousand US dollars (US$9,000) per month, payable on the first day of each month effective the month in which the Financing is received.

2. Section 2.2 of the Agreement is hereby deleted in its entirety and substituted as follows:

     Commencing January 1, 2003 and for the next twelve (12) months of the Initial Term of this Agreement, in consideration for the services provided by Mustad, MBYT will pay Mustad Seven Thousand Five Hundred US dollars (US$7,500) per month, payable on the first day of each month, except if, subsequent to the Effective Date, MBYT shall receive the Financing, then MBYT will pay Mustad Ten Thousand US dollars (US$10,000) per month, payable on the first day of each month effective the month in which the Financing is received.

3. Section 2.3 of the Agreement is hereby deleted in its entirety and substituted as follows:

     Upon any renewal of this Agreement, in consideration for the services provided by Mustad, MBYT will pay Mustad Seven Thousand Five Hundred US dollars (US$7,500) per month for each month of the then current term, payable on the first day of each month, except if, subsequent to the Effective Date, MBYT shall receive the Financing, then MBYT will pay Mustad Ten Thousand US dollars (US$10,000) per month, payable on the first day of each month.

4. Section 4.2 of the Agreement is hereby deleted in its entirety and substituted as follows:

     Mustad may terminate this Agreement upon the giving of 90 days' notice in writing to MBYT. In the event Mustad terminates this Agreement pursuant to this section, Mustad will not be entitled to further compensation hereunder following such termination. Subject to section 4.1, MBYT may only terminate this Agreement during the Initial Term upon paying to Mustad the full balance of the fees due under sections 2.1 and 2.2 which would have been payable to Mustad had Mustad been engaged by MBYT for the entire Initial Term, payable at the rate of Six Thousand US dollars (US$6,000) per month for the first ten (10) months of


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     this  Agreement  and payable at the rate of Seven  Thousand Five Hundred US dollars (US$7,500) per month for final twelve (12) months of this Agreement.

Benefit of Agreement

5. This Amendment will enure to the benefit of and be binding upon the successors and permitted assigns of MBYT and upon the heirs, executors, administrators and legal personal representatives of Consultant. Consultant may not assign the whole or any part of their rights hereunder without the prior written consent of MBYT.

Entire Agreement

6. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties thereof with respect to the matters contained herein. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Amendment.

Amendments and Waivers

7. No amendment to this Amendment will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Amendment will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

Severability

8. If any provision of this Amendment is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

Counterparts

9. This Amendment may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set out on the first page of this Amendment.

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first above written.


/s/ J. Erik Mustad
---------------------------
J. Erik Mustad


For Moving Bytes Inc.


/s/ Mark M. Smith
---------------------------
Mark M. Smith, Director


/s/ James Miller
---------------------------
James Miller, Director


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